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                                  EXHIBIT 28.4



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                         REGISTRATION RIGHTS AGREEMENT


                  AGREEMENT, made as of the 16th day of June, 1997 by and between MEDIALINK WORLDWIDE INCORPORATED, a Delaware corporation ("Medialink"), with an office at 708 Third Avenue, 9th Floor, New York, New York 10017 and RICHARD FRISCH, an individual with an address c/o Corporate TV Group, Inc., 747 Third Avenue, New York, New York 10017 ("RF" or the "Holder").


                                    RECITALS

                  WHEREAS, Medialink and Corporate TV Group, Inc., a New York corporation ("CTV"), have entered into an asset purchase agreement (the "Asset Purchase Agreement") simultaneously herewith, whereby Medialink is acquiring substantially all of the assets of CTV.

                  WHEREAS, RF is the sole shareholder of CTV.

                  WHEREAS, pursuant to the terms of the Asset Purchase Agreement, RF shall receive shares of the common stock, par value $.01 per share (the "Common Stock"), of Medialink as follows: (i) on the Closing Date, RF shall receive shares of Common Stock having a Value equal to Three Hundred Thirty-Three Thousand Three Hundred and Thirty-Three ($333,333) Dollars, as of the close on the last trading day two business days prior to the Closing Date, and (ii) following the Closing Date, RF shall receive additional shares of Common Stock as a portion of the Contingent Consideration (collectively, the "Registerable Shares").

                  WHEREAS, capitalized terms utilized herein and not defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement.

                  NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by CTV, it is agreed by and between the parties hereto as follows:

                  1. Effectiveness. Subject to the provisions of that certain Registration and Preemptive Rights Agreement dated as of October 31, 1989 by and among Video Broadcasting Corporation (now known as Medialink Worldwide Incorporated) and the other parties thereto ("Registration Agreement"), Medialink hereby grants the registration rights described herein (the "Registration Rights") to the Holder only with respect to the Registerable Shares.

                  2. Incidental Registration.

                           (a) If Medialink at any time within seven and one
half (7 1/2) years from the date hereof proposes for any reason to register any of its securities under the Securities Act (other than pursuant to a registration statement on Forms S-


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4, S-8 or similar or successor or another form which is not available for registering Registerable Shares for sale to the public), it shall, each such time promptly give written notice to the Holder of Registerable Shares of its intention so to do, and, upon the written request, given within thirty (30) days after receipt of any such notice, of the Holder of the Registerable Shares to register his Registerable Shares (which request shall specify the number of Registerable Shares intended to be sold or disposed of by such Holder), Medialink shall use its best efforts to cause the requested number of Registerable Shares to be registered under the Securities Act to permit the sale or other disposition by the prospective selling Holder. Notwithstanding the foregoing, Medialink shall have the sole and absolute right to withdraw such registration statement at any time.

                           (b) In the event that the proposed registration by
Medialink is, in whole or in part, an underwritten public offering of securities of Medialink, such Registerable Shares are to be included in the underwriting (i) on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration or (ii) on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances in the event that no shares of Common Stock other than by selling shareholders are being sold through underwriters under such registration; provided, however, that if the managing underwriter determines that the inclusion of all Registerable Shares proposed to be included in the underwritten public offering and other issued and outstanding shares of Common Stock proposed to be included therein by persons other than the Holder of Registerable Shares (the "Other Shares") would interfere with the successful marketing of such securities, then the number of Registerable Shares and Other Shares to be included in their underwritten public offering shall, subject to the Registration Agreement, be reduced, pro rata, among the holders of Other Shares and the Holder of Registerable Shares.

                  3. Preparation and Filing. If and whenever Medialink is under an obligation pursuant to the provisions of Section 2(a) of this Agreement to use its best efforts to effect the registration of Registerable Shares, Medialink shall:

                           (a) Prepare and file with the Securities and
Exchange Commission a registration statement with respect to such Registerable Shares and use its best efforts to cause such registration statement to become and remain effective;

                           (b) Prepare and file with the Securities and
Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least one hundred fifty
(150) days and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all shares covered by such registration statement;

                           (c) Furnish to each seller such number of copies of
a summary prospectus or other prospectus, including each preliminary prospectus and final


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prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the public sale or other disposition of the Registerable Shares;

                           (d) Use its best efforts to register or qualify the
Registerable Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the selling Holders shall reasonably request (provided, however, that Medialink shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then qualified) and do any and all other acts or things which may be necessary or advisable to enable the selling Holders to consummate the public sale or other disposition in such jurisdictions of the Registerable Shares; and

                           (e) In the event the offering is not underwritten,
to file such number of copies of the final prospectus with the National Association of Securities Dealers, Inc. to comply with the prospectus delivery requirements and permit the sale of the Registerable Shares covered by the registration statement to be sold on NASDAQ.

                  4. Expenses. All Registration Expenses (as hereinafter defined) incurred in providing the Registration Rights shall be paid by Medialink. For purposes of this Section 4, the term "Registration Expenses" shall mean all expenses incurred by Medialink in providing the Registration Rights, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for Medialink, state blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of such selling Holder's own counsel.

                  5. Indemnification.

                           (a) Medialink hereby agrees that it will indemnify
and hold the selling Holder of Registerable Shares, each underwriter and each officer, shareholder, employee, agent and representative of them and each person controlling, controlled by or under common control with them within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever, or in appearing or preparing for appearance as a witness in any action, suit or proceeding including any inquiry, investigation or pretrial proceeding such as a deposition), to which such person may become subject under the Securities Act, the Exchange Act or other statute, law or regulation, at common law or otherwise, of the United States or any State arising out of, or based upon any untrue statement or alleged untrue statement of a material fact


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contained in the registration statement, any amendment thereto or any preliminary or final prospectus, or arise out of or be based upon the omission or alleged omission to state therein a material act required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by Medialink of any rule or regulation promulgated under the Securities Act or the Exchange Act applicable to Medialink and relating to action or inaction required of Medialink in connection with such registration statement; provided, however, that the indemnity agreement contained in this paragraph (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Medialink nor shall Medialink be liable in such case for any such loss, claim, damage, liability or action to it to the extent it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, amendment, preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished to Medialink in connection therewith by any selling Holder or any such controlling person expressly for use therein.

                           (b) The selling Holder will indemnify and hold
harmless Medialink, each of its directors, each of its officers who have signed the registration statement and each person who controls Medialink within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnification from Medialink to the selling Holder, but only with respect to statements or omissions of a fact, or alleged statement or omissions of a fact, if any, contained in the registration statement, any amendment thereto or in any preliminary or final prospectus in reliance upon and in conformity with information furnished to Medialink by such selling Holder expressly for inclusion therein, provided, however, that the indemnity agreement contained in this paragraph (b) shall not apply in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such selling Holders (which consent shall not be unreasonably withheld or delayed).

                           (c) Promptly after receipt by a person described in
paragraph (a) or (b) above having a right to indemnification (an "Indemnified Person") of notice of any claim, or the commencement of any action, suit or proceeding, such Indemnified Person will, if a claim in respect thereof is to be made against the person or persons described in paragraph (a) or (b) as providing indemnification (an "Indemnifying Person"), notify the Indemnifying Person in writing thereof. In case any such action is brought against any Indemnified Person, and such Indemnified Person notifies the Indemnifying Person of the commencement thereof, the Indemnifying Person will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Person; provided, however, that if the defendants in any such action include both Indemnified Persons and Indemnifying Persons and counsel for an Indemnified Person shall have reasonably concluded that there may be legal defenses available to the Indemnified Person which are different from or additional to those available to such other defendant(s), the Indemnified


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Person shall have the right to select separate counsel, the reasonable fees and disbursements of which shall be reimbursed by the Indemnifying Person.

                           (d) In order to provide for just and equitable
contribution in circumstances in which the indemnification provided for in this
Section 5 is due in accordance with its terms but is, for any reason, held by a court to be unavailable, Medialink and the selling Holder shall contribute to the aggregate losses, claims, damages and liabilities (including reasonable legal or other expenses incurred in connection with investigation or defending of same) to which Medialink and the selling Holder may be subject based on their comparative fault, provided that no person who has committed an intentional misrepresentation shall be entitled to contribution from any person who has not committed an intentional misrepresentation. For the purposes of this paragraph (d), any person controlling, controlled by or under common control with the selling Holder, or any partner, director, officer, employee, representative or agent of any thereof, shall have the same rights to contribution as the selling Holder, and each person who controls Medialink within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of Medialink and each director of Medialink shall have the same rights to contribution as Medialink. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this paragraph (d), notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from which contribution may be sought from any obligation it or they may have hereunder or otherwise.

                           (e) In connection with any registration statement
with respect to which a Holder is participating, each such Holder shall furnish to Medialink in writing such information as shall be reasonably requested by Medialink for use in any such registration statement or prospectus.


                  6. Miscellaneous.

                           (a) Notices. Any notice required or permitted
hereunder shall be given in writing and shall be deemed given upon delivery to a party, or on the first attempted date of delivery after the same is mailed to a party by certified mail, return receipt requested, or overnight mail, addressed to a party at its address set forth in the beginning of this Agreement. Any party may change its address for purposes of notice by giving notice of such changed address in accordance herewith.

                           (b) Entire Agreement; Amendment. This instrument
constitutes the entire agreement of the parties concerning the subject matter hereof. No modification of this Agreement shall be enforced against any party unless the modification shall be in writing and shall be consented by such party.

                           (c) Governing Law. This Agreement was entered into
and shall be governed by, construed and enforced in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.


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                           (d) Headings. The headings of Articles and Sections
herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                           (e) Successors and Assigns. This Agreement shall
inure to the benefit of and shall be binding on, the parties hereto and their respective successors and permitted assigns; provided, however, that the Holder may not assign its rights hereunder to any person other than an immediate family member of the Holder without the prior written consent of Medialink.

                  IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


                                           MEDIALINK WORLDWIDE INCORPORATED


                                           By: /s/ Laurence Moskowitz
                                               -------------------------------
                                               Name:  Laurence Moskowitz
                                               Title: President


                                           /s/Richard Frisch
                                           -----------------------------------
                                           RICHARD FRISCH, Holder



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